UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2006

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ		08837
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.         OTHER EVENTS

On March 15, 2006, U.S. Shipping Partners LP (the “Partnership”) made a $5.0 million deposit to reserve shipyard slots for the building of new vessels, of which $4.6 million was refundable if the Partnership elected by May 26, 2006 not to proceed with the building of the new vessels. On May 26, 2006, the Partnership requested, and obtained, an extension of this deadline through June 23, 2006. As consideration for the extension, the Partnership agreed to make non-refundable up to an additional $0.8 million of the $5.0 million deposit. On June 23, 2006, the Partnership requested, and obtained, a second extension of this deadline through July 30, 2006. As consideration for the second extension, the Partnership agreed to make non-refundable up to an additional $1.5 million of the $5.0 million deposit, bringing the total non-refundable amounts to $2.7 million. If the Partnership elects to proceed with the construction project, the entire $5.0 million deposit will be applied to the construction costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
By: US Shipping General Partner LLC, its general partner

	By:	/s/ Albert E. Bergeron

	Name:	Albert E. Bergeron
	Title:	Vice President—Chief Financial Officer
(principal financial and accounting officer)
Date: June 29, 2006